Registration No. 333-32823
           As filed with the Securities and Exchange Commission on       , 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                       Post Effective Amendment No. 2 to
                                    FORM S-2
     As filed with the Securities and Exchange Commission on October 1, 1997



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ELECTRONIC CLEARING HOUSE, INC.
             (Exact name of registrant as specified in its charter)

     Nevada                              93-0946274
     (State or other jurisdiction of     (I.R.S. Employer
     incorporation or organization)      Identification No.)

               28001 Dorothy Drive, Agoura Hills, California 91301
              (818) 706-8999; FAX (818) 597-8999; www.echo-inc.com
          (Address, including zip code, and telephone number, including area code, fax number and web site of principal executive offices)

                         Joel M. Barry, Chairman and CEO
                28001 Dorothy Drive, Agoura Hills, CA 91301-2697
                       (818) 706-8999; FAX (818) 597-8999
  (Name, address, including zip code, telephone number, including area code and fax number of agent for service)


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     ------------------------------------------------------------

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. X S-2

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

The Registrant hereby amends this Post Effective Amendment No. 2 to the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Post Effective Amendment No. 2 to the Registration Statement shall thereafter become effective in accordance with
Section 8(A) of the Securities Act of 1933 or until the Post Effective Amendment No. 2 to the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(A), may determine.




                                    Filed Pursuant to Rule 424 Paragraph (b)(3)
                                                Registration File No. 333-32823





                        1,131,666 Shares of Common Stock


                         ELECTRONIC CLEARING HOUSE, INC.


   This prospectus relates to 1,131,666 shares of common stock. These shares are all being offered for the accounts of current holders of either preferred stock or non-plan options who may also be current holders of common stock. These selling security holders may offer the common stock from time to time in transactions on the over-the-counter market, including ordinary broker transactions, or in privately negotiated transactions.


   We will not receive any proceeds from the sale of the common stock by the selling security holders, except for proceeds received from the exercise of the non-plan options. We will, however, pay expenses of approximately $5,000 associated with registering the common stock, but each selling security holder will be responsible for all selling and other expenses incurred by him or her.



   Our common stock is listed on the Nasdaq SmallCap Market under the symbol ECHO. On April 18, 2000, the closing price of our common stock was $2.06.



   The purchase of our common stock involves risk. You should purchase our common stock only if you can afford a complete loss of your investment. See "Risk Factors," beginning on page 5 of this prospectus.



   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                         ELECTRONIC CLEARING HOUSE, INC.
                               28001 Dorothy Drive
                         Agoura Hills, California  91301
                                  818-706-8999

                   The date of this prospectus is      , 2000







                                Table of Contents


Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Use of Proceeds; Dividend Policy . . . . . . . . . . . . . . . . . . . . . . .9
Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . 11
Legal Matters; Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Where You Can Find More Information. . . . . . . . . . . . . . . . . . . . . 12
Incorporation by Reference of Certain Documents. . . . . . . . . . . . . . . 13
Disclosure of Commission Position of
 Indemnification for Securities Act Liabilities. . . . . . . . . . . . . . . 13



   You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. In this prospectus, the"company," "we," "us," and "our" refers to Electronic Clearing House, Inc. and its subsidiaries.


                           Forward-looking statements.

   We have made forward-looking statements in this prospectus, and in the documents that are incorporated by reference, that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of our operations. Also, when we use such words as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that an investment in our securities involves substantial risks and uncertainties that could affect our future financial results. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of these factors, including the factors set forth in "Risk Factors" and elsewhere in this prospectus. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.




                              Recent Developments.


   On January 3, 2000, we issued a press release announcing the filing of an application to charter an online, national bank to provide merchants nationwide with electronic payment services.

   On January 6, 2000, we issued a press release announcing that we had signed an agreement to acquire Rocky Mountain Retail Systems, Inc. of Boulder, Colorado. Rocky Mountain Retail Systems provides check verification services to large retail chains, processors and collection agencies across the nation. We filed a Form 8-K on January 19, 2000 to disclose this acquisition and to file the press release as Exhibit 99.1 to such Form 8-K. We also filed a Form 8-K/A on March 10, 2000 to disclose the audited financial statements of Rocky Mountain Retail Systems.








                               PROSPECTUS SUMMARY

   This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider before purchasing our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements incorporated herein by reference and the notes to these financial statements, in order to make an informed investment decision.


                         Electronic Clearing House, Inc.


   Electronic Clearing House is a financial services provider with specialties in Internet transaction delivery, credit card processing, electronic check processing, and the design and implementation of integrated systems. We design these systems to use our services, which include:

   * The electronic movement and settlement of funds between a merchant and its customers;
   * The design and management of interactive communications systems;
   * The designing and manufacturing of point-of-sale terminals and printers;
     and
   * Using software applications for credit card clearing, inventory tracking, cash advances, check guarantee, check verification, check representment, and check conversion services.

   We recognize the different needs of merchants who use our services by providing them a variety of ways by which to gain access to our services. We customize our services to fit a merchant's particular needs. Merchants may gain access to our services using the following methods:

   * The Internet, through which a merchant can securely accept, process and review transactions;
   * Personal Computers, using certain software certified to operate on our network merchants can process transactions through us;
   * Point-of Sale Systems, our services are compatible with the most common point-of-sale equipment allowing merchants who use this type of equipment to access our services;
   * Fax Machines, using character recognition software and special forms merchants can register with us and use their fax machines to process transactions through us; and
   * Telephones, using our interactive voice response system a merchant can use a touch tone telephone to process transactions through us.

   We presently provide our services to approximately 29,500 merchants and 11,500 U-Haul dealers located across the nation. Our services are used by U-Haul International to track the movement of their equipment and dealer compensation, by innoVentry for the automation of cash advance in casinos, and by the United States Postal Service for the small office automation of money order issuance. We believe our current growth and profitability are primarily from our credit card processing services, our check processing services, our equipment and inventory services used by U-Haul, and our designing, manufacturing and selling of point-of-sale systems and related equipment.

   We currently operate six wholly owned subsidiaries to coordinate our business activities. These subsidiaries are:

   - National Credit Card Reserve Corporation which handles our credit card processing, customer service, electronic fund transfers, inventory and equipment tracking, electronic deposits using the Automated Clearing House, and the development of Internet software and related communications software for transactions processing services;

   - ECHO Payment Services, Inc. which leases, rents and sells point-of-sale systems and related equipment;

   - Computer Based Controls, Inc. which designs, manufactures and sells point-of-sale systems and related equipment;

   - XpressCheX, Inc. which provides check guarantee services to California-based merchants;

   - Magic Software, Inc. which provides various clearing services to facilitate and track electronic funds transfer activities and manages check verification services for a national check association; and

   - Rocky Mountain Retail Systems, Inc. which provides check verification services to large retail chains, processors and collection agencies across the nation.

                                  THE OFFERING

Shares of common stock offered by
selling security holders                      1,131,666<F1>


Common stock outstanding
before this offering                          21,590,703


Common stock outstanding after this
offering if all the securities are
exercised or converted into common stock      22,722,369


NASDAQ SmallCap Market Symbol                 ECHO


Use of Proceeds                               We will not receive any proceeds
                                              from the sale of the common stock
                                              by the selling security holders,
                                              except for net proceeds received
                                              from the exercise, if any, of the
                                              non-plan options of approximately
                                              $947,666, which will be used for
                                              working capital purposes.


Risk Factors                                  The purchase of our common stock
                                              involves risk. You should
                                              purchase our common stock only if
                                              you can afford a complete loss of
                                              your investment.  See "Risk
                                              Factors," beginning on page 5 of
                                              this prospectus.

------------------------------------------
[FN]

<F1>
Of the 1,131,666 shares of common stock offered by this prospectus;

* 100,000 shares are issuable upon conversion of certain shares of preferred stock currently outstanding,
* 1,031,666 shares are issuable upon exercise of certain outstanding non-plan options.


See the " Selling Security Holders" and "Description of Securities" sections on pages 9 and 11 for more detailed information regarding the selling security holders and these securities.


                                  RISK FACTORS

      You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Our business, financial condition and results of operations could be materially adversely affected by any of the following risks. The trading price of our common stock could decline due to any of the following risks and you might lose all or part of your investment.


We depend on bank relationships.

      We currently rely on cooperative relationships with, and sponsorship by, banks in order to process our Visa, MasterCard and credit card transactions. Our banking relationships are currently with smaller banks (with assets of less than $500,000,000), even though smaller banks tend to be more unstable. These smaller banks find our programs more attractive and we believe that we
cannot obtain similar relationships with larger banks at this time.   A bank
could at any time curtail or place restrictions on our processing volume. A bank might do this because of its internal business policies or due to other adverse circumstances. If a volume restriction is placed on us, it could materially adversely affect our business operations by restricting our ability to process credit card transactions and receive the related revenue. Our relationships with our customers and merchants would also be adversely affected by our inability to process these transactions. To limit this problem, we currently maintain relationships with several banks. However, we cannot assure you that these banks will not restrict our processing volume or that we will always be able to maintain our present banking relationships or be able to establish new banking relationships. Even if new banking relationships are available, they may not be on terms acceptable to us. Our failure to maintain these banking relationships and sponsorships would have a material adverse effect on our business and results of operations.

U-Haul International's business is very important to us.

      Our business relationship with U-Haul is very important to us. In 1999, 95% of the equipment we manufactured we sold to U-Haul. U-Haul accounted for approximately 12% of our revenue in 1999 and 16% of our revenue in 1998. If our business relationship with U-Haul was terminated or curtailed, we would suffer an immediate negative impact to our results from operations. We cannot assure you that we will be able to keep up our business relationship with U-Haul, or that our sales to U-Haul will be at the same levels as previous years. Any decrease would negatively impact our financial statements.

We face a risk of credit card fraud.

      Our business significantly relies on the processing of credit card transactions. If any of our merchants were to submit or process unauthorized or fraudulent credit card transactions, depending on the dollar amount, we could incur significant losses which could have a material adverse effect on
our business and results of operations.   These types of losses are handled by
our banks as follows:

  * The First Charter Bank - we assume and are compensated for bearing the risk of these types of losses.
  * First Regional Bank - we assume and are compensated for bearing the risk of these types of losses.
  * The Berkshire Bank - we assume and are compensated for bearing the risk of these types of losses.

      We have implemented systems and software for the electronic surveillance and monitoring of fraudulent credit card use. We cannot assure you that these systems will prevent fraudulent transactions from being submitted and processed. We do not have insurance to protect us from these losses, but we do allocate ten basis points (.001) of daily processing activity as a reserve against these types of losses. We cannot assure you that this reserve will be adequate to offset against any unauthorized or fraudulent processing losses that we may incur. Depending on the size of such losses our results of operations could be immediately and materially adversely affected.

We depend on certain key employees.

      Our success has been and will continue to be dependent on the services of key technical and managerial personnel such as Joel M. Barry, our chairman of the board and chief executive officer. The loss of Mr. Barry could have a
materially adverse impact on or business.   We believe that our success
depends on our ability to continue to be able to attract, retain and motivate highly skilled technical and management employees and consultants who are in great demand. We cannot assure you that we will be able to attract and retain such employees and our failure to do so could adversely affect our business.

We face a risk of not remaining listed on NASDAQ.

      We are currently listed on the NASDAQ SmallCap market.   We must continue
to meet certain minimum requirements to remain listed on NASDAQ.  If we fail to meet any one of these requirements, our listing on NASDAQ could be removed and we would no longer be able to trade on the NASDAQ market. We cannot assure you the listing of our common stock will, in the future, always continue to satisfy the NASDAQ listing requirements. If we were delisted from NASDAQ, this would have a material adverse effect on the price and the liquidity of our common stock. Our primary concern is our trading price per share which has historically moved between $1.00 and $6.00 per share. Failing to maintain a least a trading price of $1.00 per share is a basis for
disqualification on NASDAQ.   We have no control over our valuation but would
take immediate action to maintain our continued listing qualification, but we cannot assure you that our actions would be successful. Our failure to be included in the NASDAQ system would have a material adverse effect upon the price and liquidity of our common stock.

We face intense competition.

      We are in the business of processing transactions and designing and implementing integrated systems for our customers so that they can better use our services. This business is highly competitive and is characterized by rapid technological change, rapid rates of product obsolescence, and rapid rates of new products introduction. Our market share is relatively small as compared to most of our competitors and most of these competitors have substantially more financial and marketing resources to run their businesses. This enables our competitors to better and more quickly respond to new and emerging technologies, changes in customers needs, and to devote more resources to product and services development and marketing. We may face increased competition in the future and we cannot assure you that current or new competition will allow us to keep our customers. If we lose customers, our business operations may be materially adversely affected, which could cause us to cease our business or curtail it to a point where we are no longer able to generate sufficient revenues to fund operations. We cannot assure you that our current products and services will stay competitive with those of our competitors or that we will be able to introduce new products and services to compete successfully in the future.

Technology in our business changes rapidly.

      Our business industry involves rapidly changing technology. Recently we have observed rapid changes in technology as evident by the Internet and Internet related services and applications, new and better software, and faster computers and modems. As technology changes, our customers desire and expect better products and services. We believe our success depends on our ability to improve our existing products and services and to develop and market new products and services. The costs and expenses associated with such an effort could be significant to us. We cannot assure you that we will be able to find the funds necessary to keep up with new technology or that if such funds are available that we can successfully improve our existing products and services or successfully develop new products and services. Our failure to provide improved products and services to our customers or any delay in providing such products and services could cause us to lose customers to our competitors. If we lose customers our results of operations could be materially adversely affected.

We depend on our technology and related patents.

      We currently own three patents that relate to unique aspects of our products or services. Even though we do have these patents, there can be no assurance our competitors will not be able to develop a better product or a better way of providing our services to our current or potential new customers. Our patents have not been tested in the courts so we are unable to determine if they will be sustained in our favor. If our patents are not sustained in our favor, our competitors could determine our business methods related to our products and services and then develop and market competing products and services. Such an outcome could cause us to lose customers which could materially adversely affect our results of operations. We have expended considerable time and money in the development of our ideas and seeking patent protection for them. If we seek additional patents in the future, or if we are required to prosecute or defend our patents, the expenses associated with such patent related activities could be substantial and could have a material adverse effect on our results of operations.

Certain of our intellectual property is not protected.

      We have expended a considerable amount of time and money to develop information systems for our merchants. We have not obtained any intellectual property protection or other protection on these information systems. We also believe that these information systems do not infringe upon the rights of any third parties, however, we cannot assure you that third parties will not bring infringement claims against us. In our business, we also have the right to use certain technology of others through various license agreements. If a third party claimed these licenses were infringing their technology, we could
face additional infringement claims and potential negative results.   We are
aware that one third party has claimed that our United States Postal Service money order distribution system violates their patents. This third party has not taken any action with respect to their claim to date. We believe that we are not infringing their patents. If an infringement claim is brought against us and we lose, we could be required to stop using that type of product, system or service as well as pay monetary damages to the person or entity making the claim. This result could materially adversely affect both our results of operations and manner in which we could do business. If we were not able to implement another method our business could fail. If we are required to continuously defend infringement claims, the costs and expenses associated with such a defense could be very expensive to us and could materially adversely affect our results of operations.

We extended the repayment date on a bankcard processing merchant loan.

      We extended the repayment of a loan made to one of our bankcard processing merchants in 1999. Under the original loan agreement, Tropical Beaches, Inc. dba New Strategies was to retire a $1 million loan made by us through a post-petition secured financing in its Chapter 11 proceeding, on or before February 2000. In March, 2000, we renegotiated the financing arrangements, extending the full repayment of the principal and accrued interest to July, 2000. We cannot assure you that the loan will be repaid in full.

We experienced a delay in our growth strategies.

      We continue to enter into transactions which may assist us in our efforts to stay competitive with our competitors. Some of our newer subsidiaries, such as Magic Software Development, Inc. and Rocky Mountain Retail Systems, Inc., started to work on additional check products, so that we can deliver a more comprehensive suite of services to our customers. Although we believe that our investment in these subsidiaries will ultimately increase our earnings, at this time some of their products are continuing in the development phase. We cannot assure you when the new products will show profitability.

We face Year 2000 risks of others.

      We significantly rely on computer systems, applications and devises in operating and monitoring all major aspects of our business, including but not limited to, financial systems, credit card processing, check processing, customer services, internal networks, telecommunications equipment and other similar and related products. We also rely directly and indirectly on the external systems of other independent businesses such as our customers, sponsoring banks, creditors, suppliers, financial organizations, and governments for the accurate exchange of data and related information. In 1999 we spent approximately $250,000 in connection with becoming Year 2000 compliant.

      We developed and tested a contingency plan to address Year 2000 risks to our systems and all programs, including merchant systems, were modified and successfully tested. We were adequately prepared and, therefore, not affected by the change-over date on January 1, 2000. However, we could still be affected adversely as a result of any disruption in the operation of the various third party enterprises with which we interact.


We may need additional money.

      We plan to use funds generated from operations to finance our continued operations. We currently believe that our cash flow from operations is sufficient to support our business activities, including our research, development and marketing costs. Our future growth will depend on our ability to raise additional funds, either through operations, bank borrowings, or equity or debt financings. We cannot assure you that we will be able to raise the funds necessary to finance our growth or continue to generate the funds necessary to finance our operations, and even if such funds are available, it will be on acceptable terms. Our inability to generate the necessary funds from operations or from third parties could force us to cut-back our operations by limiting research, development and growth opportunities, which could have an immediate adverse impact on our results of operation as well as increase our cost of doing business.

We no longer have an underwriter/market maker.

      Trading markets for our common stock were maintained on NASDAQ by our underwriter who took us public in our initial public offering in November 1990 and various other broker/dealers who are members of the National Association of Securities Dealers. This underwriter, which had been our principal market maker, went out of business in June 1992. None of the remaining market makers are under any legal obligation to maintain a market in our common stock and
may discontinue such activities at any time.   If these other market makers
choose not to maintain a market in our common stock, such a discontinuance could have a material adverse effect on the price and liquidity of our common stock.

We do not have insurance protection for the products and services we sell.

      We do not have insurance protection against claims for product liability or errors and omissions for the products and services we sell. If claims are brought by our customers or other third parties, we could be required to pay the required claim or make significant expenditures to defend against such
claims.   We cannot assure you that we will have the money to pay such claims if they arise. If we do have the money to pay the claims, such a payment could have a material adverse effect upon on our results of operations.

Our officers, directors and principal stockholders have significant control and influence over us.

      Upon completion of this offering, 22,722,369 shares of our common stock will be outstanding assuming no other exercise or conversion of our securities. Our officers, directors and principal stockholders will then beneficially own and control approximately 12.17% of our outstanding common
stock.   As a result, our officers, directors and principal stockholders, acting together, will be able to control or exercise significant influence over matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions. It is very likely that if you purchase stock in this offering you will have little or no voice in the direction of our business activities or operations.

We do not pay dividends.

      We have not ever declared or paid a cash dividend on our common stock. We intend to retain all available funds for financing our business and we do not intend to pay cash dividends in the foreseeable future. Our common stock is not an appropriate investment for persons desiring dividend income. If you desire current dividend income, you should not purchase our common stock.

Preferred stockholders have priority over common stockholders.

      We currently have authorized 5,000,000 shares of preferred stock and have 25,000 shares outstanding as of April 20, 2000. Holders of our preferred stock will have priority in liquidation and dividends over holders of our common stock. Accordingly, if we are liquidated, our preferred stock holders will have priority over our common stock holders to our net assets. It is therefore possible that if we are liquidated, our common stock holders would not receive any portion of our assets and you could lose your entire investment.

We may issue additional shares without stockholder approval which would dilute current stockholders.

      Assuming the selling security holders that are included under this prospectus fully exercise or convert their preferred stock or options, we will have outstanding 22,722,369 shares of common stock, not including 2,085,000 shares reserved for incentive stock options. We currently have 36,000,000 shares of common stock authorized. The remaining 11,192,631 shares of common stock may be issued without any action or approval by our stockholders. Any additional issuance of shares of our stock, including the issuance or granting of additional options could significantly dilute the public ownership of our company, which could adversely affect the market and price of our common stock. We cannot assure you that we will not issue additional shares, options or warrants in the future. Holders of certain convertible securities such a preferred stock, options or warrants have the opportunity to convert or exercise at their option, which could be at a time when it would be harmful to us or the price of our common stock. The result is immediate dilution to the other stockholders, possible decline in our stock price and a possible hindrance to us if we are seeking additional equity financing. These security holders could also choose to convert or exercise at a time when we would otherwise be able to obtain additional capital on more favorable terms, which has the effect of raising our cost of financing. It is very likely we will in the future issue additional shares, options or warrants as part of our financing plans.

Our protection against takeover attempts that could harm our company or stockholders.

      Our common stock is publicly and widely held. Our officers, directors and principal stockholders could own up to 12.17% of our outstanding common stock if they exercised all of their options and no other exercises or conversions were made by others. In September 1996, we signed a Rights Agreement, designed to protect our stockholders in the event of an unsolicited attempt to acquire our business for an inadequate price and to protect against abusive practices that do not treat our stockholders equally. These provisions could make it more difficult for a third party to acquire us. We also declared a dividend of one preferred share purchase right for each share of common stock outstanding on September 30, 1996. Each right represents the right to purchase one one-hundredth of a share of our Series A Junior Participating Preferred Stock upon the occurrence of certain events as described in the Summary of Rights to Purchase Preferred Shares.

Risk of losses from real estate purchases.

      We currently hold several real estate properties that we have purchased. Our business activities no longer include the purchase or investment in real estate. The sale of our current real estate holdings could result in a loss to us. We have provided a reserve account to reflect the estimated market value less disposition cost of our properties, but any difference could result in a loss. We do not maintain title insurance on our real estate holdings and
we could incur substantial losses from title defects.   Depending on the size
of any loss, our results of operations could be materially adversely affected.


                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares of common stock by the selling security holders. We will, however, receive proceeds from the exercise, if any, of the options by the holders. Assuming the exercise of all options, we will receive approximately $947,666, all of which will be contributed to our working capital.

                                 DIVIDEND POLICY

      Although the holders of common stock are entitled to share ratably in dividends when and as declared by our board of directors out of funds legally available for dividends, we have not paid any cash dividends in the past and have no present intention of doing so. See "Description of Securities -- Common Stock." We intend to devote all funds to the operation of our businesses. Accordingly, the shares of common stock being offered are not a suitable investment for persons requiring dividend income. If you desire current dividend income, you should not purchase our common stock.


                            SELLING SECURITY HOLDERS


      The registration statement, of which this prospectus forms a part, covers the registration of an aggregate of 1,131,666 shares of common stock issuable upon exercise of the options, and the conversion of our preferred stock.

      We will pay the costs of qualifying all of these 1,131,666 shares of common stock under federal and state securities laws, together with legal and accounting fees, printing and other costs, except commissions, in connection with their offering and sale. The resale of shares of common stock by any selling security holder is subject to delivery of a prospectus and other requirements of the Securities Act. Sales of these shares of common stock, or even the potential for such sales at any time, may have a material adverse effect on the market price of our common stock. We will not receive any proceeds from the sale of common stock by the selling security holders.


      We do not know if any selling security holder who currently holds preferred stock or options will exercise the preferred stock or options, and, if exercised or converted, if they will offer for sale any or all of the common stock they receive. Accordingly, the following list of selling security holders assumes that all options have been exercised, all shares of preferred stock have been converted, and all shares of common stock received upon such exercises and conversions sold by the selling security holders.


                            SELLING SECURITY HOLDERS


                                                                  Number of
                       Number of shares                       shares of common
                        of common stock                      stock beneficially
                      beneficially owned         Number of       owned after
Name                   prior to offering      shares offered      offering

Donald R. Anderson       322,425  <F1><F2>  270,000 <F6>           52,425
Jay Gumeringer           100,000            100,000 <F7>                0
Fariborz Hamzei           85,000  <F3>       85,000 <F6>                0
Herbert L. Lucas, Jr.    460,536  <F3><F4>  258,333 <F6>          202,203
Carl W. Schafer          365,247  <F3><F5>  308,333 <F6>           56,914
Patricia Atlas-Williams  100,000  <F1>       20,000 <F6>           80,000
Larry Brown              100,000  <F1>       20,000 <F6>           80,000
Paul Heesen               60,000  <F1>       45,000 <F6>           15,000
Soleyman Khalili          10,000  <F1>       10,000 <F6>                0
Jonathan Moeller          25,000  <F1>       15,000 <F6>           10,000
--------------------------------------------

<F1>
Represents stock options granted through the Incentive Stock Option Plan. Donald Anderson, Patricia Atlas-Williams, Larry Brown, Paul Heesen, Soleyman Khalili and Jonathan Moeller are all current employees of the company.
<F2>
Includes 2,425 shares of common stock owned jointly by Mr. Anderson and his wife.
<F3>
Mr. Lucas and Mr. Schafer are directors of the company. Mr. Hamzei is a previous director of the company.
<F4>
Includes 60,314 shares of common stock and 141,889 shares of common stock indirectly owned by Mr. Lucas through a trust for his wife.
<F5>
Includes 56,914 shares of common stock.
<F6>
Represents 1,031,666 shares of common stock to be offered through the exercise of non-plan options.
<F7>
Represents 100,000 shares of common stock to be offered through the conversion of Series K preferred stock.

                              PLAN OF DISTRIBUTION

         1,131,666 shares of common stock for the account of selling security holders are being offered. When holders of preferred stock or options present them to our corporate office, along with remittance in the case of option holders, we will authorize our transfer agent to forward shares of common stock to the holder who is exercising the option.

         The selling security holders may sell their common stock directly from time to time. Alternatively, the selling security holders may, from time to time, offer their common stock through underwriters, dealers and/or agents. The distribution of common stock by the selling security holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with such sales.
The selling security holders, and intermediaries through whom such securities are sold, may be deemed "underwriters" within the meaning of the federal securities laws with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         At the time a particular offer of common stock is made by or on behalf of a selling security holder, to the extent required, a prospectus and the documents incorporated herein by reference will be distributed. Sales of securities by the selling security holders, or even the potential of such sales, may have a material effect on the market prices of the common stock. As of April 20, 2000, if all of the common stock being offered were sold, our freely tradeable securities, also known as the public float, would be 22,722,369 shares of common stock.


                           DESCRIPTION OF SECURITIES

         For a full description of the rights of stockholders, reference is made to the articles of incorporation and by-laws, as amended, of Electronic Clearing House, copies of which are on file with the Commission. The following is subject to the provisions of such articles of incorporation and by-laws, as amended, and are qualified in their entirety by such reference.


Common Stock
         The authorized capital of the company consists of 36,000,000 shares of common stock, par value $0.01 per share, of which 21,590,703 are outstanding as of April 20, 2000 without giving effect to this offering. The holders of the shares of common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors and are entitled to share ratably in all of the assets of the company that are available for distribution to holders of common stock upon the liquidation, dissolution or winding up of the affairs of the company. Common stockholders do not have preemptive, subscription or conversion rights. There are no redemption provisions in the company's articles of incorporation. Holders of common stock are entitled to one vote per share for the election of directors without provision for cumulative voting, and on all other matters which stockholders are entitled to vote upon at all meetings of the stockholders. The company is required to have annual meetings of stockholders, which are customarily held in February. All shares of common stock being offered will be validly issued, fully paid and non-assessable.

         6,148,565 shares of common stock were registered for the account of selling security holders in the registration statement of which this prospectus forms a part, filed with the Commission on October 1, 1997. Of the 6,148,565 shares registered, 1,131,666 have not been sold and are being offered by this prospectus.

         The company's by-laws permit the holders of the minimum number of shares necessary to take action at a meeting of stockholders, which is normally a majority of the outstanding shares to take action instead by written consent without a meeting. Stockholders do not have cumulative voting rights which means that the holders of more than 50% of the outstanding shares can elect all of the directors of the company.

Preferred Stock
         The company has 5,000,000 authorized shares of preferred stock, $0.01 par value, which may be issued in one or more series at such time or times and for such consideration as shall be authorized from time to time by our board of directors. The board of directors is authorized to fix the designation of each series of preferred stock and the relative rights, preferences, limitations, qualifications, powers or restrictions thereof, including the number of shares comprising each series, the dividend rates, redemption rights, rights upon voluntary or involuntary liquidation, provisions with respect to a retirement or sinking fund, conversion rights, voting rights, if any, preemptive rights, other preferences, qualifications, limitations, restrictions and the special or relative rights of each series not inconsistent with the provisions of the certificate of incorporation. The board of directors, without stockholders' approval, can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the stockholders owning shares of common stock.

         The following series of preferred stock are outstanding:

           Series K Preferred Stock
           The company presently has 25,000 shares of Series K preferred stock, par value $0.01, $2.00 stated value issued and outstanding. Series K preferred stock is convertible into four shares of common stock for each share of Series K preferred stock. Holders of Series K preferred stock are not entitled to vote at stockholder meetings. As of the date of this prospectus, there is one holder of the Series K preferred stock.


         Although the shares of common stock issuable upon the conversion of the preferred stock are being registered in the registration statement, of which this prospectus forms a part, for resale to the public, none of the company's preferred stock has been registered with the Commission for offer or sale to the public. The company does not have an obligation to register any of such preferred stock, and it has no present intention to do so.



Non-Plan Options
         Non-plan options have been issued to directors and certain key employees who do not qualify under the conditions of the incentive stock option plan.

         At April 20, 2000, the following options were outstanding:

- Options to purchase 1,031,666 shares of common stock, with 295,000 of such shares having an exercise price of $0.50 per share, 50,000 of such shares having an exercise price of $0.85 per share, 150,000 of such shares having an exercise price of $1.15 per share, 100,000 of such shares having an exercise price of $0.40 per share, 135,000 of such shares having an exercise price of $1.03 per share, 66,666 of such shares having an exercise price of $0.91, and 235,000 of such shares having an exercise price of $1.47 per share. These options were issued between May 1992 and December 1997. See "Footnotes to Selling Security Holders".

Transfer Agent
         The transfer agent for our common stock is Oxford Transfer and Registrar, 317 S.W. Alder, #1120, Portland, Oregon 97204.

                                  LEGAL MATTERS

         The legality of the common stock offered has been passed on for the company by Fishman & Merrick, P.C., 30 North LaSalle Street, Suite 3500, Chicago, Illinois 60602.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended September 30, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy the registration statement on Form S-2 of which this prospectus is a part, as well as reports, proxy statements and other information filed by us at the public reference facilities maintained by the Commission at:

Public Reference Room    New York Regional Office   Chicago Regional Office
Judiciary Plaza          Seven World Trade Center   500 West Madison Street
450 Fifth Street, N.W.   13th Floor                 Suite 1400
Washington, D.C. 20549   New York, New York  10048  Chicago, Illinois 60661


         Copies of these materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549 upon payment of the prescribed fees. Please call the Commission at 1-800-SEC-0330 for further information regarding the operations of its public references rooms. The Commission also maintains a World Wide Web site at http: www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the Commission.

         We filed with the Commission a registration statement, including all amendments, exhibits and schedules, on Form S-2 under the Securities Act of 1933, as amended, of which this prospectus is a part. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this prospectus as to the contents of any document referred to are not necessarily complete. With respect to each such document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                    Information with respect to our company.

   Accompanying this prospectus are copies of:

-  Our annual report on Form 10-K for our fiscal year ended September 30, 1999,

-  Our quarterly report on Form 10-Q for the quarter ended December 31, 1999,

- Our current report on Form 8-K dated January 4, 2000, filed with the Commission on January 19, 2000, and

- Our current report on Form 8-K/A dated January 4, 2000, filed with the Commission on March 10, 2000.


                 INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

   The Commission allows this prospectus to "incorporate by reference" certain other information that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below filed by us with the Commission under the Securities Exchange Act.

-  Our annual report on Form 10-K for our fiscal year ended September 30, 1999,

-  Our quarterly report on Form 10-Q for the quarter ended December 31, 1999,

- Our current report on Form 8-K dated January 4, 2000, filed with the Commission on January 19, 2000, and

- Our current report on Form 8-K/A dated January 4, 2000, filed with the Commission on March 10, 2000.

   Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   We will provide, without charge, to each person, including any beneficial owner, who receives a copy of this prospectus, a copy of the above listed documents. Requests for such information may be in writing or made orally to Donna Rehman, Corporate Secretary, Electronic Clearing House, Inc., 28001 Dorothy Drive, Agoura Hills, California 91301, telephone (818) 706-8999, ext. 3033.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES


   The General Corporation Law of the State of Nevada authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses, including attorneys' fees, in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.


   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table sets forth those estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, except for underwriting discounts and commissions. All expenses, except for underwriting discounts and commissions, are borne by the company.

           Accountant's Fees and Expenses .. . . . . . . . . . . .$2,000
           Legal Fees and Other Expenses . . . . . . . . . . . . .$3,000

           Total . . . . . . . . . . . . . . . . . . . . . . . . .$5,000



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The General Corporation Law of the State of Nevada authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys' fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.


ITEM 16.  EXHIBITS


 Exhibit
 Number    Description of Document


  4.2    Form of Subscription Agreement for Preferred Series K Convertible
         Stock.<F5>
  4.6    Articles of Incorporation of Bio Recovery Technology, Inc., as
         amended, filed with the Nevada Secretary of State on September 1,
         1983.<F1>
  4.7    Certificate of Amendment of Articles of Incorporation filed with the
         Nevada Secretary of State on June 21, 1990.<F5>
  4.8    Certificate of Amendment of Articles of Incorporation filed with the
         Nevada Secretary of State on July 27, 1993.<F5>
  4.9    Certificate of Amendment of Articles of Incorporation filed with the
         Nevada Secretary of State on April 7, 1995.<F5>
  4.10   Certificate of Amendment of Articles of Incorporation filed with the
         Nevada Secretary of State on April 7, 1997.<F5>
  4.11   By-Laws of Bio-Recovery Technology, Inc.<F2>
  4.12   Amended By-Laws as of April 18, 1997.<F5>
  5.1    Opinion of Fishman & Merrick.<F5>
 10.1    Merchant Marketing and Processing Services Agreement between
         Electronic Clearing House, Inc. and First Charter Bank, dated January
         25, 1994.<F2>
 10.3    Agreement between Electronic Clearing House, Inc. and U-Haul
         International, dated May 12, 1997.<F5>
 10.38   Copy of Product and Software Development and License Agreement
         between Electronic Clearing House, Inc. and innoVentry, dated April
         1, 1999.<F4>
 10.39   Copy of Merger Agreement and Plan of Reorganization between
Electronic                          Clearing House, Inc., ECHO Acquisition
Corporation, and Magic Software                           Development, Inc.,
dated April 20, 1999.<F4>
 10.40   Copy of Merchant Account Assignment and Transfer Agreement between
         Electronic Clearing House, Inc. and Imperial Bank, dated July 8,
         1999.<F4>
 10.41   Copy of Processing and Software Development and License Agreement
         between Electronic Clearing House, Inc. and National Bank Drafting
         Systems, Inc., dated October 22, 1999.<F4>
 11.1    Statement re: computation of per share earnings.<F3>
 13.1    Annual Report on Form 10-K to Security Holders for the fiscal year ended September 30, 1999.<F4>
 13.2    Quarterly Report on Form 10-Q for the quarter ended December 31,
         1999.<F5>
 13.3    Current report on Form 8-K dated January 4, 2000.<F5>
 13.4    Current report on Form 8-K/A dated January 4, 2000.<F5>
 21.1    Subsidiaries of the Registrant.<F5>
 23.1    Consent of PricewaterhouseCoopers LLP
 23.2    Consent of Fishman & Merrick (included in Exhibit 5.1).<F5>
 24.1    Power of Attorney (included on the signature page of the Registration
         Statement).

--------------------------------------------------------

<F1>
Filed as an Exhibit to Registrant's Annual Report on Form 10-K for fiscal year ended September 30, 1988 and incorporated herein by reference.
<F2>
Filed as an Exhibit to Registrant's Annual Report on Form 10-K for fiscal year ended September 30, 1994 and incorporated herein by reference.
<F3>
Filed as an Exhibit to Registrant's Annual Report on Form 10-K for fiscal year ended September 30, 1998 and incorporated herein by reference.
<F4>
Filed as an Exhibit to Registrant's Annual Report on Form 10-K for fiscal year ended September 30, 1999 and incorporated herein by reference.
<F5>
Previously filed with the Commission and incorporated herein by reference.


ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 (2) That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will,, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Agoura Hills, State of California, on April 21, 2000.

                 ELECTRONIC CLEARING HOUSE, INC.



                 By:  \s\ Joel M. Barry
                 Joel M. Barry, President
                 and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Joel M. Barry his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-2 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                            Title            Date


\s\ Joel M. Barry                  Chairman, President,    )    April 21, 2000
      Joel M. Barry                and Chief Executive     )
                                   Officer                 )
                                                           )
                                                           )
\s\ Aristides W. Georgantas        Director                )    April 21, 2000
      Aristides W. Georgantas                              )
                                                           )
                                                           )
\s\ Herbert L. Lucas, Jr.          Director                )    April 21, 2000
      Herbert L. Lucas, Jr.                                )
                                                           )
                                                           )
\s\ Carl W. Schafer                Director                )    April 21, 2000
      Carl W. Schafer                                      )
                                                           )
                                                           )
\s\ Alice Cheung                   Chief Financial         )    April 21, 2000
      Alice Cheung                 Officer and Treasurer   )
                                                           )
                                                           )
\s\ Marjan Hewson                  Controller              )    April 21, 2000
      Marjan Hewson                                        )




                                                                   EXHIBIT 23.1









                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Post Effective Amendment No. 2 to Form S-2 of our report dated November 24, 1999, relating to the financial statements and financial statement schedule, which appears in Electronic Clearing House, Inc.'s annual report on Form 10-K for the year ended September 30, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.





PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
April 21, 2000